                                                                    Exhibit 3.9


                                                                 APPROVED
                                                                   AND
                                                                  FILED
                                                         IND. SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                               AMBER TRAVEL, INC.

          The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporations Act as amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation:

                                    ARTICLE I

                                      NAME

          The name of the Corporation is Amber Travel, Inc.

                                   ARTICLE II

                                    PURPOSES

          The purposes for which the Corporation is formed are:

          1. To engage in and conduct a general business of operating a travel agency and performing any and all services related thereto, including without limitation, the sale of airline tickets and travel or tour packages and to engage in any lawful business or businesses which are reasonably calculated, directly or indirectly, to promote the interests of the Corporation and to enhance the value of its properties;

          2. To sue and be sued in its corporate name;

          3. To have a corporate seal and to alter the same at pleasure;

          4. To acquire, own, hold, use, lease, mortgage, pledge, sell, convey or otherwise dispose of property, real and personal, tangible and intangible;

          5. To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the Corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises and income;

          6. To conduct business in this state and elsewhere; to have one (1) or more offices out of this state; and to acquire, own, hold and use, and to lease, mortgage, pledge, sell, convey or otherwise dispose of property, real and personal, tangible and intangible, in or out of this state;

          7. To acquire, guarantee, hold, own and vote and to sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares, bonds, securities, or evidences of indebtedness of any other corporation, domestic or foreign;

          8. To appoint such officers and agents as the business of the Corporation may require, and to define their duties and fix their compensation;

          9. To indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding, civil or criminal, in which it is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; provided, however, that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, By-Laws, resolution, or other authorization heretofore or hereafter adopted, after notice by a majority vote of all the voting shares then issued and outstanding;

          10. To pay pensions and establish pension plans, pension trusts, profit sharing and retirement plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees;

          11. To make By-Laws for the government and regulation of its affairs;

          12. To cease doing business and to dissolve and surrender its corporate franchise;

          13. To do all acts and things necessary, convenient or expedient to carry out the purposes for which it is formed, but shall not be deemed to possess the power of carrying on the business of receiving deposits of money, bullion or foreign coins, or of issuing bills, notes or other evidences of debt for circulation as money;

          14. To engage in and conduct any and all other lawful business or businesses which the Board of Directors of the Corporation may from time to time determine to have the Corporation engage in or conduct, provided that such business or businesses shall be only such as are permitted by the Indiana General Corporation Act to be engaged in by corporations organized under that Act; and

          15. The foregoing clauses shall be construed as powers as well as purposes, and the matters expressed in any such clause


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

shall, except if otherwise expressly provided, be in no way limited, by reference to or inference from the terms of any other clause, but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature. The Corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by an Act of the General Assembly of the State of Indiana entitled, "The Indiana General Corporation Act," approved March 16, 1929 (as amended), to corporations organized thereunder, and all the powers conferred by all the acts heretofore or hereafter amendatory of or supplemental to the said Act or the said laws; and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by the said Act or the said laws now or hereafter in force; provided, however, that the Corporation shall not in any state, territory, district, possession or county carry on any business or exercise any powers which a corporation organized under the laws thereof could not carry on or exercise.

                                   ARTICLE III

                               PERIOD OF EXISTENCE

          The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                       RESIDENT AGENT AND PRINCIPAL OFFICE

          Section 1. Resident Agent. The name and address of the Corporation's Resident Agent for service of process is Corporate Secretary, Amtran, Inc., whose address is P.O. Box 51609, City of Indianapolis, State of Indiana, Postal Zip Code 46251.

          Section 2. Principal Office. The post office address of the principal office of the Corporation is P.O. Box 51609, City of Indianapolis, State of Indiana, Postal Zip Code 46251.

                                    ARTICLE V

                                AUTHORIZED SHARES

          Section 1. Number of Shares. The total number of shares which the Corporation is to have authority to issue is One Thousand (1,000).


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          (a) The number of authorized shares which the Corporation designates as having par value is Zero (-0-) with a par value of $-0-.

          (b) The number of authorized shares which the Corporation designates as without par value is One Thousand (1,000).

          Section 2. Terms of Shares.

          Section 2.1. Designation of Capital Stock. One Thousand (1,000) shares of the authorized capital stock without par value shall be known as the "Capital Stock" of the Corporation. The aggregate net amount of the consideration received by the Corporation from the sale of its Capital Stock shall, from time to time, be the capital of the Corporation.

          Section 2.2. Dividends. The holders of the Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the surplus earnings, or net profits of the Corporation, dividends, payable either in cash, in property, or in shares of the Capital Stock of the Corporation.

          Clause (a). Limitation Upon Dividends. No dividends shall be paid upon the Capital Stock of the Corporation:

          (i) Out of surplus due to or arising from unrealized appreciation in value, or from a revaluation of assets; or

          (ii)  If the Corporation is, or is thereby rendered, insolvent; or

          (iii) If the capital of the Corporation, meaning the aggregate amount paid in on the shares of its Capital Stock issued and outstanding, is thereby impaired.

          Section 2.3. Distribution On Capital Stock In Event Of Dissolution, Etc. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Capital Stock shall be entitled, after due payment of provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

          Section 2.4. Issue Of And Consideration For Capital Stock. One Hundred
(100) shares of the Capital Stock shall be issued by the Board of Directors for such consideration as may be fixed by the Board of Directors.

          Section 2.5. Pre-Emptive Rights. The holders from time to time of the Capital Stock of the Corporation shall have the right to purchase, at such respective equitable prices, terms and conditions (including pragmatic adjustments to avoid the issue of fractional shares) as shall be fixed by the Board of Directors, such of the shares of the Capital Stock of the Corporation as may be


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hereafter issued, from time to time, whether constituting a part of the Capital
Stock presently or subsequently authorized, including shares held in the treasury of the Corporation, in respective ratios which the number of shares held by each shareholder at the respective times of such issues bears to the total number of shares issued and outstanding in the names of all shareholders at such respective times.

          Section 2.6. Equitable Interest In Shares Or Rights. The Corporation shall be entitled to treat the person or entity in whose name any share or right is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any person or entity, whether or not the Corporation shall have notice thereof.

                                   ARTICLE VI

                      REQUIREMENTS PRIOR TO DOING BUSINESS

          The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                   ARTICLE VII

                                    DIRECTORS

          Section 1. Number Of Directors. The initial Board of Directors is composed of one member. The number of Directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a Bylaw fixing the number of Directors, the number shall be less than 9.

          Section 2. Names And Post Office Addresses Of The Directors. The names and post office addresses of the initial Board of Directors of the Corporation are:

                                                                  Zip
       Name               Address          City         State     Code
-------------------   --------------   -------------   -------   -----
J. George Mikelsons   P.O. Box 51609   Indianapolis,   Indiana   46251

          Section 3. Qualifications Of Directors. Directors need not be shareholders, and need not be residents of Indiana or of the United States of America.


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

                                  ARTICLE VIII

                                  INCORPORATORS

          The names and post office addresses of the incorporators of the Corporation are:

                                                           Zip
    Name           Address          City         State     Code
------------   --------------   -------------   -------   -----
Amtran, Inc.   P.O. Box 51609   Indianapolis,   Indiana   46251

                                   ARTICLE IX

                      PROVISIONS FOR REGULATION OF BUSINESS
                      AND CONDUCT OF AFFAIRS OF CORPORATION

          ("Powers" of the Corporation. Its Directors Or Shareholders)

          Section 1. Meetings Of Shareholders. Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice thereof.

          Section 2. Meetings Of Directors. Meetings of the Board of Directors of the Corporation, regular or special, shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

          Section 3. Action Without A Meeting. Any action required or permitted to be taken in any meeting of the Board of Directors of the Corporation or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

          Section 4. Code Of By-Laws. The Board of Directors of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation, but the affirmative vote of a number of Directors equal to the majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Code of By-Laws.

          Section 5. Executive Committee. If the Code of By-Laws, for the time being in force, so provides, the Board of Directors may designate two or more of its number to constitute an Executive Committee, which Committee, to the extent provided in the Code of By-Laws, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, and shall have


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power to authorize the execution of, and affixation of the seal of the
Corporation to, all papers or documents which may require it.

          Section 6. Places Of Keeping Of Books Of Account, Etc. Subject to the limitations existing by virtue of the laws of the State of Indiana, the books of account, records, documents and papers of the Corporation may be kept at any place or places within or without the State of Indiana. Limitations on the place or places where the books of account, records, documents, and papers of the Corporation may be kept may be made from time to time by the Code of By-Laws of the Corporation.

          Section 7. Reliance By Directors On Books Of Account, Etc. Each Director of the Corporation shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers and employees as to the value and amount of the assets, liabilities and net profits of the Corporation, or any of such items; or in relying in good faith upon any other information pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

          Section 8. Provisions For Working Capital. The Board of Directors of the Corporation shall have the power, from time to time, to fix and determine and to vary the amount to be reserved as working capital of the Corporation and, before the payment of any dividends or the making of any distribution of profits, it may set aside out of the next profits of the Corporation such sum or sums as it may from time to time in its absolute discretion determine to be proper whether as a reserve fund to meet contingencies or for the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for an addition to corporate surplus, or for any corporate purposes that the Board of Directors shall think conducive to the best interest of the Corporation, subject only to such limitations as the Code of By-Laws of the Corporation, from time to time impose.

          Section 9. To Whom Shares May Be Sold. Subject to the provisions of
Section 5 under Article VI of these Articles of Incorporation, any of the shares of the Corporation may be issued, sold or otherwise disposed of by it from time to time to such person, corporations or other legal entities as the Board of Directors or the Corporation may determine.

          Section 10. Interest Of Directors In Contracts. Any contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation, any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation, which acts


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upon, or in reference to, such contract or transaction and notwithstanding his or her or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining a quorum is present, but not be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

          Section 11. Compensation Of Directors. The Board of Directors is hereby specifically authorized, in and by the Code of By-Laws of the Corporation, to make provisions for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

          Section 12. Indemnification of Directors, Officers, and Employees. So long as the person acted in good faith, exercised the care of an ordinary prudent person, and with reasonable belief that the questioned conduct was in the best interest of the Corporation, the Corporation shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he, her, his, or her testator or intestate, is or was a Director, officer or employee of the Corporation or of any corporation which he or she served as such at the request of the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred by him or her in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, Director or employee is liable for willful misconduct or recklessness in the performance of his or her duties. The Corporation may also reimburse to any such Director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that is was to the interests of the Corporation that such settlement be made and that such director, officer or employee was not guilty of willful misconduct or recklessness. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, officer or employee may be entitled apart from the provisions of this Article.

          Section 13. Additional Powers of Directors. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all such powers and do all such acts and


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things as may be exercised or done by a Corporation organized and existing under the provisions of the Act.

          Section 14. Amendment Of Articles of Incorporation. The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provisions contained in the Articles of Incorporation as to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of the Indiana General Corporation Act or any amendment thereto, or by the provisions or any other applicable statute of the State of Indiana; and all rights conferred upon Shareholders in the Articles of Incorporation or any amendment hereto are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned, being all of the incorporators designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated this 13th day of March, 1989.

                                        AMTRAN, INC.


                                        By: Larry D. McEnroe
                                            ------------------------------------
                                            Larry D. McEnroe, Secretary

STATE OF INDIANA  }
                  }SS:
COUNTY OF MARION  }

          I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Larry
D. McEnroe, as Secretary of Amtran, Inc., being the incorporator referred to in
Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

          Witness my hand and Notarial Seal this 13th day of March, 1989.


                                        Patricia R. Villars
                                        ----------------------------------------
                                        Patricia R. Villars, Notary Public

I am a resident of
Marion County, Indiana.
My Commission Expires:

January 11, 1990

     This instrument was prepared by Larry D. McEnroe, Attorney at Law, of P.O. Box 51609, Indianapolis, IN 46251.


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